UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2010

Health Net, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12718	95-4288333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street,

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2- Financial Information

Item 2.02 Results of Operations and Financial Condition.

On February 3, 2010, Health Net, Inc. (the “Company”) issued a press release announcing its earnings for the quarter and year ended December 31, 2009. The press release discloses certain financial information that is considered non-GAAP financial information. The Company believes this non-GAAP financial information provides useful information to both management and investors by excluding certain expenses and other one-time items that are not indicative of our core operating results, and by adjusting for certain items related to timing. Management refers to this financial information to facilitate internal and external comparisons to the Company’s historical operating results and for forecasting purposes. This non-GAAP financial information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP. Detailed explanations of the non-GAAP financial information contained in the release and reconciliations to the comparable GAAP information are contained in the financial tables attached to the release. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

The press release is attached hereto as Exhibit 99.1 and hereby incorporated in this Item 2.02 by reference.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated February 3, 2010 announcing results for the quarter and year ended December 31, 2009 for Health Net, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

February 3, 2010	By:	/s/ Angelee F. Bouchard
Name: Angelee F. Bouchard
Title: Senior Vice President, General Counsel and Secretary